DURABLE POWER OF ATTORNEY

WITH RESPECT TO

ALLSTATE LIFE OF NEW YORK VARIABLE LIFE SEPARATE ACCOUNT A
(REGISTRANT)

AND

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
(DEPOSITOR)

The undersigned Director and Senior Vice President of Allstate Life Insurance Company of New York constitutes and appoints Angela K. Fontana, as his true and lawful attorney-in-fact and agent, in any and all capacities, to sign the following registration statement:  File No.  333-214404 of the Allstate Life of New York Variable Life Separate Account A and Allstate  Life Insurance Company of New York, and any amendments thereto, and to file  the  same, with exhibits and other documents in connection therewith, with the  Securities and Exchange Commission or any other regulatory authority as may be  necessary  or desirable. I hereby ratify and confirm each and every act that said  attorney-in-fact  and  agent may lawfully do or cause to be done by virtue hereof.  My subsequent disability or incapacity shall not affect this Power of Attorney.

July 14, 2017

/s/ JAMES M. FLEWELLEN
-----------------------------------------
James M. Flewellen
Director and Senior Vice President